Registration No. 333 -177359

As filed with the Securities and Exchange Commission on December 1 , 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LICONT, CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7389 Primary Standard Industrial Classification Code Number	72-1621890 IRS Employer Identification Number

Gundelsheimer str. 44
Stuttgart, Germany 70437

Tel. +49-71191413498

 (Address and telephone number of principal executive offices)

Incorp Services, Inc.

2360 Corporate Circle, Ste. 400

Henderson, Nevada 89074-7722

Tel. (702) 866-2500

Fax.  (702) 866-2689

(Name, address and telephone number of agent for service)

Copies To:

W. Scott Lawler
3550 N. Central Avenue, Suite 1025

Phoenix, Arizona 85012

Tel. (602) 466-3666

Fax. (602) 633-1617

_____________________________

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Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer |__| Accelerated filer |__|

Non-accelerated filer |__| Smaller reporting company | X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	1,090,000	$0.05 per share	$54,500	$6.25

(1)	Determined arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated____________________, 20___

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PROSPECTUS
Licont, Corp.

1,090,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 7-13.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are registering for sale by selling shareholders 1,090,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

The selling shareholders will sell our shares at $0.05 per share .. We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors. This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering .. The selling shareholders will be considered as underwriters of this offering.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no  assurance  that a trading  market  will  develop  or,  if  developed,  that it will be  sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Our independent registered public accountant has issued an audit opinion for Licont, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The Company is not a Blank Check company. Its business plan has no indications to engage in a merger or acquisition with an unidentified company or companies, or other entity. We have no plans or intentions to be acquired by an operating company nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management. Members of our management  have not been previously involved in the management or ownership of a development stage company that has not implemented fully its business plan, engaged in a change of control or similar transaction, or has generated no or minimal revenues to date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: December 1 , 2011

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The following table of contents has been designed to help you find information contained in this prospectus.  We encourage you to read the entire prospectus.

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Prospectus Summary

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 7 and the financial statements.

Licont, Corp. was found in the State of Nevada on May 2, 2011 and operate a mobile applications development business.  We are a development stage company and cannot state with certainty whether we will achieve profitability. We do not have revenues, have minimal assets and have incurred losses since inception.  Our plan of operation is forward-looking. To date, our business operations have been limited to primarily, the development of a business plan and the signing of the Consulting Agreement on October 3, 2011. We have also started to develop a concept of our first software application.

We must raise additional capital to develop your business plan .. We are not raising any money in this offering. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business.  If this happens, you will lose all or part of your investment.

Our auditors have issued a going concern opinion.  This means that that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

We were incorporated on May 2, 2011 under the laws of the state of Nevada.  Our principal office is located at Gundelsheimer str. 44, 70437, Stuttgart, Germany . Our telephone number is +49-71191413498.  Our fiscal year end is September 30.

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The Offering:

Securities Being Offered	Up to 1,090,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at $0.05 per share ..  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering ..

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Shares outstanding prior to offering	2,590,000
Shares outstanding after offering	2,590,000
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

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Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of September 30, 2011 (Audited)
Balance Sheet
Total Assets	$22,661
Total Liabilities	$179
Stockholders’ Equity	$22,482
Period from May 2, 2011 (date of inception) to September 30, 2011 (Audited)
Income Statement
Revenue	$-
Total Expenses	$818
Net Loss	$(818)

Risk Factors

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK.  IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED.  WE DO NOT CURRENTLY HAVE A TRADING PRICE FOR OUR COMMON STOCK. IF AND WHEN OUR COMMON STOCK BECOME ELIGIBLE FOR TRADING ON THE OVER-THE-COUNTER BULLETIN BOARD, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. THERE IS NO ASSURANCE OUR COMMON STOCK WILL BE ELIGIBLE FOR TRADING ON THE OTCBB.

OUR BUSINESS PLAN IS AT AN EARLY STAGE OF DEVELOPMENT AND WE MAY NOT DEVELOP MOBILE APPLICATION SOFTWARE THAT CAN BE COMMERCIALIZED.

The success of our business is dependent on our ability to fully develop our business plan and to develop successfully our mobile application software. Our ability to achieve these goals is unproven, and the lack of operating history makes it difficult to validate our business plan at its current stage of development. Currently, our business plan consists of an idea to create a mobile phone application that will assist users to order food from their mobile devises. The application will be developed by one (1) independent contractor and marketed by our sole executive officer and director. We will need to further develop our business plan in the area of additional application developers, finance, marketing and research and development. In addition, the success of our business plan is dependent upon acceptance of our application by the restaurant business and end-users. Should the target market not be as responsive as we anticipate, we will not have in place an alternate application that we can offer to ensure our continuing as a going concern.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While on September 30, 2011, we had cash on hand of $22,661 we have accumulated a deficit of $818 in business development and administrative expenses.  Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period. We anticipate that the minimum additional capital necessary to fund our planned operations for the 12-month period will be approximately $10,500 and will be needed for general administrative expenses, business development, marketing costs and costs associated with being a publicly reporting company.  We have not generated any revenue from operations to date.  In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan. We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.

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We are not raising any money in this offering. The most likely source of future funds available to us is through the sale of additional shares of common stock , bay way of a privet debt or advances from our sole officer and director. Andro Gvichiya, our sole officer and director, has agreed to loan the Company funds to meet our obligations and complete our 12-months business plan. However, Mr. Gvichiya has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN REVENUES OR PROFITABILITY.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY SUSPEND OR CEASE OPERATIONS.

We were incorporated on May 2, 2011, and our net loss since inception is $818, of which $314 is for bank charges and $504 is for an incorporation service fee. We have very little operating history upon which an evaluation of our future success or failure can be made. Based upon current plans, we expect to incur operating losses in the foreseeable future because we will be incurring large expenses and generating small revenues.  Failure to generate significant revenues in the future will cause us to go out of business.

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

LACK OF REVENUES TO DATE MAY CAUSE A SUBSTANTIAL DOUBT AS TO WHETHER WE WILL CONTINUE OPERATIONS. IF WE DISCONTINUE OPERATIONS, YOU COULD LOSE YOUR INVESTMENT.

We were incorporated on May 2, 2011 and to date have been involved primarily in organizational activities.  We have not earned revenues as of the date of this prospectus and have incurred total losses since inception of $818.

Accordingly, you  cannot  evaluate  our  business,  and  therefore  our  future prospects,  due  to  a  lack  of  operating  history and revenues.  To date, our business operations have been limited to primarily, the development of a business plan and the signing of the Consulting Agreement on October 3, 2011.  We have also started to develop a concept of our first software application. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will be able to expand our business operations. Even if we expand our operations, at present, we do not know precisely when this will occur. We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

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WE EXPECT TO ENCOUNTER SEVERAL COMPETITIVE MOBILE SOFTWARE APPLICATIONS ON THE MARKET.

After our first mobile application is fully developed and we begin marketing, we will encounter competition from other similar applications which are presently on the market. These competing applications may offer similar or superior features to ours at a competitive price. Competitors may also be able to develop new or enhanced applications that may be more efficient and less expensive. Further, competitors may develop proprietary positions that prevent us from successfully commercializing our software application that we are developing. As a result, our first application may not be able to compete successfully and our business will fail.

THE SUCCESS OF OUR BUSINESS DEPENDS ON RESTAURANT OWNERS AND CONSUMER ACCEPTANCE OF OUR MOBILE APPLICATION SOFTWARE.

We are a mobile application development company operating in the highly-competitive market .. With our first mobile application we rely on continued restaurant owners and consumer demand or preference for our product. To generate sales and profits, we must gain popularity among restaurants owners and consumers.  There is no guarantee that there will be significant market acceptance of our application or it will be on a scale necessary to achieve sustained profitability.

The market for mobile software application is evolving rapidly and we may not be able to accurately assess the size of the market or trends that may emerge and affect our business. Consumer preferences can change due to a variety of factors, including social trends, negative publicity and economic changes.  If we are unable to convince potential restaurant owners and individual consumers of the advantages and desirability of our first application, our ability to generate profit will be limited. Any significant changes in consumer preferences for mobile applications could result in reduced demand for ours and erosion of our competitive and financial position.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

The mobile application development industry is highly competitive. Many competitors with similar applications are significantly larger and have substantially greater financial, marketing and other resources and have achieved public recognition for their services. Competition by existing and future competitors could result in an inability to secure adequate consumer relationships sufficient enough to support Company endeavors. We cannot be assured that we will be able to compete successfully against present or future competitors or that the competitive pressure we may face will not force us to cease our operations.

TECHNICAL DIFFICULITES OR NETWORK INTERRUPTIONS THAT BEYOND OUR CONTROL CAN NEGATIVELY AFFECT TO OUR BUSINESS.

We plan to develop mobile application software that will run on customer’s mobile devices that use existing networks. In order for the software to be successful, it needs to be running on a reliable network. Network providers often experience downtime, and if the network is not working properly neither will the mobile application provided by us.

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OUR SOLE OFFICER AND DIRECTOR HAS LACK OF EXPERIENCE MANAGING PUBLIC REPORTING COMPANY AND ACCOUNTING WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Andro Gvichiya, our Sole officer and Director has no experience managing a public company that is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. Also, Mr. Andro Gvichiya has only limited experience in accounting.  As our operations become more complex we will be required to hire additional

accounting personal to comply with our reporting obligations.   I f we cannot operate successfully as a public company, your investment may be materially adversely affected.

BECAUSE COMPANY’S HEADQUARTERS AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

O ur Sole officer and Director is non-U.S. resident and our headquarters and assets are located outside the United States.  Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws.  Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

OUR SUCCESS IS DEPENDENT ON CURRENT MANAGEMENT, WHO MAY BE UNABLE TO DEVOTE SUFFICIENT TIME TO THE DEVELOPMENT OF OUR BUSINESS PLAN, WHICH COULD CAUSE THE BUSINESS TO FAIL.

We heavily dependent on the management experience that our sole Officer and Director, Andro Gvichiya, brings to the company. If something were to happen to him, it would greatly delay the company’s daily operations until further industry contacts could be established. Furthermore, there is no assurance that suitable people could be found to replace Mr. Gvichiya. In that instance, we may be unable to further our business plan. Additionally, Mr. Gvichiya has other business interests.  Mr. Gvichiya has been and continues to expect to be able to commit approximately 15 hours per week of his time, to the development of the company’s business plan in the next twelve months. If management is required to spend additional time with his outside interests, he may not have sufficient time to devote to Licont, Corp. and Licont, Corp would be unable to develop its business plan.

BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS 57.92% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole officer and director, Andro Gvichiya, owns approximately 57.92% of the outstanding shares of our common stock.  Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  He will also have the power to prevent or cause a change in control.  The interests of our sole officer and director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

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ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. We are not raising any money in this offering. Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

IF OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE MAY FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board.  If our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

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We do not have a market maker. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares. In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile.  These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock.  As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.   I f we cannot operate successfully as a public company, your investment may be adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment in us.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

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Determination of Offering Price

The selling shareholders will sell our shares at $0.05 per share .. We determined this offering price arbitrarily, by adding a $0.03 premium to the last sale price of our common stock to investors. This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering .. The selling shareholders will be considered to be underwriters of this offering.

Mr. Gvichiya received his shares at a price of $0.001 per share. The price at which Mr. Gvichiya received his shares on May 27, 2011 is significantly less than the price paid by selling security holders on September 22, 2011 because risks of failure were significantly higher at the time he purchased his shares. Also, he is the founder of the Company, he advanced funds for registration of the Company and he has been the Company’s sole officer and director since inception.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,090,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S promulgated pursuant to the Securities Act of 1933. All shares were acquired outside of the United States by non-U.S. persons.  The shares include the following:

1,090,000 shares of our common stock that the selling shareholders acquired from us in a private offering that was exempt from registration under Regulation S of the Securities Act of 1933, as amended, which offering closed on September 22, 2011.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each shareholder prior to this offering;

2. the percentage of shares that owned by each shareholder;

3. the total number of shares being offered in this the offering; and

4. the total number of shares to be owned by each shareholder upon completion of the offering assuming all the shares are sold in the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Percentage Of shares owned Prior to Offering	Number Of Shares Being Offered	Total Shares to Be Owned Upon Completion Of This Offering
VARDAN BESALJAN	40,000	1.54%	40,000	-0-
DAVID RICARDO BARBERI RIOS	35,000	1.35%	35,000	-0-
ASKHAT ZHAILAUBEK	35,000	1.35%	35,000	-0-
RENATO IVAN RIVERA LEON	40,000	1.54%	40,000	-0-
JOSE ADRIAN RUMBEA SAULEO	45,000	1.74%	45,000	-0-
LIDIA ARAVISKAYA	45,000	1.74%	45,000	-0-
FAINA MALCEVA	35,000	1.35%	35,000	-0-
ZVARD SOGOMONOVA	45,000	1.74%	45,000	-0-
ELIZAVETA PUTYATINA	45,000	1.74%	45,000	-0-
LUIS RAMIRO CHIMBORAZO TOAPANTA	40,000	1.54%	40,000	-0-
NURLAN KOSMAMBETOV	35,000	1.35%	35,000	-0-
HOMERO GIOVANNI PENAHERRERA ZAVALA	40,000	1.54%	40,000	-0-
EDDY ANTONIO JUMA	40,000	1.54%	40,000	-0-
ISABEL CELINA LEON DELGADO	35,000	1.35%	35,000	-0-
ADRIAN DARIO RIVERA TCHERNIKOV	35,000	1.35%	35,000	-0-
GLORIA PAMELA NOBOA MARIN	45,000	1.74%	45,000	-0-
ALEXANDER DONDIKOV	45,000	1.74%	45,000	-0-
ADRIANA VALERIA SAULEO CARDENAS	45,000	1.74%	45,000	-0-
ALEXANDER GAVRILOV	45,000	1.74%	45,000	-0-
YURIY STEPANOV	40,000	1.54%	40,000	-0-
VIKTOR DONDIKOV	50,000	1.93%	50,000	-0-
INNA BELIKOVA	50,000	1.93%	50,000	-0-
IGOR ZHOKHOV	50,000	1.93%	50,000	-0-
DARIA VISHNYAKOVA	40,000	1.54%	40,000	-0-
NATALIYA STOKOLOS	50,000	1.93%	50,000	-0-
OLEKSANDRA LYASHKO	40,000	1.54%	40,000	-0-

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 2,590,000 shares of common stock issued and outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

1. has had a material relationship with us other than as a shareholder at any time within the past three years;

2.  has had any material relationship with Mr. Gvichiya;

3. has ever been one of our officers or directors;

4. is a broker-dealer; or a broker-dealer's affiliate.

Mr. Andro Gvichiya, our president and sole director who owns 1,500,000 shares of common stock is not offering any shares of his common stock for resale in this offering.

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Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.05 per share .. We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors. This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering .. The selling shareholders will be considered to be underwriters of this offering.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission (the “Commission”) has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

- a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

- a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- a toll-free telephone number for inquiries on disciplinary actions;

- a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

- such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

- bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of September 30, 2011 there were 2,590,000 shares of our common stock issued and outstanding that are held by 27 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.

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Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

W. Scott Lawler has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Thomas J. Harris to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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Description of Business

We were incorporated in the State of Nevada on May 2, 2011. We are a mobile applications development company and just recently started our operations. We are a development stage company and cannot state with certainty whether we will achieve profitability. We do not have revenues, have minimal assets and have incurred losses since inception. Our plan of operation is forward-looking. It is likely that we will not be able to achieve profitability and might need to cease operations due to the lack of funding. To date, our business operations have been limited to primarily, the development of a business plan and the signing of the  Consulting Agreement on October 3, 2011.  We have also started to develop a concept of our first software application. We maintain our statutory registered agent's office at 2360 Corporate Circle, Ste. 400, Henderson, Nevada 89074-7722.  Our business office is located at Gundelsheimer str. 44, Stuttgart, Germany 70437. Our telephone number is +49-71191413498.

Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future. Andro Gvichiya, our sole officer and director, has agreed to loan the Company funds to meet our obligations and complete our 12-months business plan. However, Mr. Gvichiya has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company. We also anticipate that additional funding can be raised from the sale of additional common stocks and by way of a private debt.

Industry Overview

Mobile application development is the process by which application software is developed for small low-power handheld devices such as personal digital assistants, enterprise digital assistants or mobile phones. These applications are designed to help the user to perform specific tasks and can be downloaded by customers from various mobile software distribution platforms.

Application developers can propose and publish their applications on the stores, being rewarded by a revenue sharing of the selling price. Most famous is Apple's App Store, where only approved applications may be distributed and run on iOS devices, such as iPod, iPhone and iPad. The service allows users to browse and download applications from the iTunes Store that were developed with the iOS SDK or Mac SDK and published through Apple, Inc. Depending on the application, they are available either for free or at a cost. The applications can be downloaded directly to a target device, or downloaded onto a PC or Mac via iTunes. 30% of revenue from the store goes to Apple, and 70% go to the producer of the application. The App Store opened on July 10, 2008 via an update to iTunes. According to Wikipedia, as of October 4, 2011, there were at least 500,000 third-party applications officially available on the App Store with over 18 billion downloads.

Android Market is another big and popular online software store developed by Google for Android OS devices. Its gateway is an application program called "Market", preinstalled on most Android devices, allows users to browse and download applications published by third-party developers. Google announced the Android Market on 28 August 2008, and made it available to users on 22 October 2008. The Android Market application is not open source. Only Android devices that comply with Google's compatibility requirements may install and access Google's closed-source Android Market application, subject to entering into a licensing agreement with Google. Developers in 29 countries may sell applications on the Android Market. Application developers receive 70% of the application price, with the remaining 30% distributed among carriers and payment processors (Google does not take a percentage). According to Wikipedia, as of July 2011 there were 250,000 available on the Android Market and 4.5 billion applications have been installed.

There are other applications stores such as BlackBerry App World, an application distribution for a majority of BlackBerry devices; Amazon Appstore, an American mobile application store for the Google Android operating system which was opened on March 22, 2011; Palm App Catalog created by HP / Palm, Inc where HP / Palm, Inc webOS device users can download applications directly from the device or send a link to the application via a unique web distribution method. Microsoft has confirmed the introduction of a Windows Store on Windows 8, similar to the Mac App Store that allows developers to publish their Metro-style applications on Windows 8 devices.

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Product Description

We plan to develop our first mobile application software that lets customers find food and order delivery from a plethora of restaurants wherever they are. Initially, we will develop this application for iOS devices, and when/if we are successful, we will develop it for Android OS devices. We just started to develop a concept of our first application and there is no guarantee that we ever develop this application. We will develop other mobile applications when/if our first mobile application is successful and we have available funds for further development.

Our first application will allow customers to order food from mobile phones and tablets from and to any places. For example, someone can order food from public transportation heading home if he would like dinner to be on the way as he arrives. Search can be done by cuisine, restaurant name, address or menu item. The default search will be for restaurants that are delivering now. The application will start out by asking if the search should be done by location, which it automatically detects, or by address. Much of the time, those two things are going to be the same. When search is completed by either of those criteria, a list of restaurants that will deliver food is shown. Once restaurant is selected, the screen will show the name, the logo, the address, and a button to online order. A customer can view listing of the entire delivery menu. Tapping on each item allows getting an extended description. When desired food is found, a customer can place an order online, free of charge. Our customers can to log in with their accounts and go through the checkout process without having to re-enter information. As of today we have not identify any customers and there is no assurance that we will ever have them.

Advantages of our application

With the advent of mobile application devises, the online experience has changed substantially. The ability to browse the net over a mobile device is quickly becoming an expected standard for Internet user. Our mobile application will allow customers to order desired food online without computer in any given time. There is also opportunity for forward-thinking companies to excel in the now essential world of mobile devi c es. Businesses taking advantage of the mobile application market are strategically positioning themselves to leverage the new opportunities and customers that this medium provides. Our application will be free for both, customers searching for foods and for restaurants that want to benefit from going mobile. Restaurants, registered in our mobile application , will have the following advantages:

1. Draw new customers

2. Boost sales through mobile marketing

3. Expend information to untapped markets

4. Gain advantage over competitors

When our mobile application is developed we plan to devote resources to research and development in order to maintain and enhance the competitiveness of our software.

Marketing Our Product

Initially, our product will be promoted by our President, Mr. Andro Gvichiya. As we need participating as many restaurants as possible, the marketing and advertising will be targeted to any types of restaurants. Our methods of communication will include: phone calls, email, and regular mail. We will market and advertise our mobile application on our web site by showing its advantages and conveniences. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options. We intend to promote our website by displaying it on our promotion materials. We also plan to attend business shows in our industry to promote our application with a view to find new customers.

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Social Networking

To draw attention from potential customers we plan to market and advertise our mobile application though social networking. We believe social networking is one of the fastest growing industries on the planet. Websites such as Facebook and Twitter have come a long way in only a few years to be household names all over the world. We intend to use these websites to spread out information about our application.  We believe that Facebook and Twitter, as well as many other types of social media websites have become an excellent way of getting a business's message across. We intend to create our customer group on these social media websites to keep registered members informed about news and special offers.

Word of Mouth Marketing

We intend to implement word of mouth advertising into our business model. We believe a huge marketing opportunity on the internet is spreading word of mouth, a form of free advertising. We believe the internet has provided the biggest medium to spread word of mouth and social networking sites have been the place where everyone has come together. These days, companies have the capabilities of increased speed at which the message comes across. Bloggers and journalists can post their thoughts and reviews of products, and then people in all corners of the world can read it immediately. Twitter is a good example of this. If a company wants to release a statement to the media, they can use Twitter as a tool to do it. Afterwards, people can use twitter to respond, and everybody has access to all information as well as the abilities to connect with each other and start forums and conversations. Not only is word of mouth considered free advertising, but we believe it is one of the most powerful advertising tools out there.

Competition

The application software market is highly competitive and rapidly changing. There are several mobile applications in the market similar to ours. In addition, we believe that a number of companies are planning to offer similar products. Our ability to compete depends upon many factors within and outside our control, including the timely development and introduction of our mobile application and its enhancements, its functionality, performance, reliability, customer service and support and marketing efforts.

Due to the relatively low barriers to entry in the mobile application market, we expect additional competition from other emerging companies. Many of the Company's existing and potential competitors are substantially larger than us and have significantly greater financial, technical and marketing resources. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development and promotion of their mobile applications. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressure will not have a material adverse effect on our business, operating results and financial condition.

Revenue

Our application will be free to download and free to use. We do not plan to add any fees to the prices charged by our restaurants and delivery services. We plan to charge the restaurant a small fee (2-3% of the total bill) for each order we provide to them.

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Consulting Agreement

On October 3, 2010, we have signed a consulting agreement with a consultant, Pavel Rozum, an individual.  The consultant, Pavel Rozum, will provide assistance and consulting in the development of concept of our mobile application. He will assist in hiring a designer and an application software writer, and will oversee the whole process of our mobile application software development.

The agreement with the registrant contains the following additional material terms:

  1.  Consultant shall submit written, signed reports of the time spent performing consulting, itemizing in reasonable detail the dates on which services were performed, the number of hours spent and a brief description of the services rendered.

  2.  In consideration for the Consulting Services to be performed by the Consultant under this agreement, Licont, Corp. will pay Consultant at the rate of $10.00 USD per hour for the time spent on Consulting Services. The Company shall pay Consultant the amounts due pursuant to submitted reports within 14 days after such reports are received by the Company.

3.  The registrant will reimburse to consultant the following expenses incurred while the Agreement exists: all travel expenses to and from work sites including miscellaneous travel-related expenses (parking and tolls), meal expenses, administrative expenses and lodging expenses if work demands overnight stays.

 4.  The consultant is an independent contractor and not an employee of the registrant or any of its subsidiaries or affiliates.

  5.  In the course of performing consulting services, the parties recognize that consultant may come in contact with or become familiar with information with the registrant or its subsidiaries or affiliates may consider confidential.  This information may include, but is not limited to, information pertaining to the registrant's information technology and other business systems, which information may be of value to a competitor.  Consultant agrees to keep all such information confidential.

  6.  The agreement commenced on October 3, 2011 and shall terminate on October 3, 2012, unless earlier terminated by either party hereto. Either party may terminate the agreement upon Thirty (30) days prior written notice.  The registrant may, at its option, renew this Agreement for an additional one (1) year term on the same terms and conditions as set forth herein by giving notice to consultant of such intent to renew on or before October 3, 2012.

Description of property

We do not have an ownership or leasehold interest in any property. Our office is currently located at Gundelsheimer str. 44, Stuttgart, Germany 70437. This is the part of our Sole Officer and Director’s residence. We do not pay any rent to Mr. Gvichiya and there is no agreement to pay any rent in the future.  We do not have a lease agreement with Andro Gvichiya. If Mr. Gvichiya disallows us the use of his facilities at anytime in the future, we will have to find alternative facilities to use as our office which will disrupt our operations.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us that could cause us to cease operations.

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Employees. Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our sole officer and director Andro Gvichiya. We intend to hire additional employees on an as needed basis.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that government regulations will have a material impact on the way we conduct business.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our office is currently located at Gundelsheimer str. 44, Stuttgart, Germany 70437. Our telephone number is +49-71191413498. This is the office of our Director, Mr. Andro Gvichiya.  We do not pay any rent to Mr. Gvichiya and there is no agreement to pay any rent in the future.  Upon the completion of our offering, we do not intend to establish an office elsewhere.

Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 2360 Corporate Circle, Ste. 400, Henderson, Nevada 89074-7722.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement we have 27 registered shareholders.

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Rule 144 Shares

A total of 1,500,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144.  Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Securities Exchange Act of 1934 periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 25,900 shares as of the date of this prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, our Sole Officer and Director, an affiliate , hold s all of the 1,500,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

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Plan of Operation

We are a development stage corporation. To date, our business operations have been limited to primarily, the development of a business plan and the signing of the Consulting Agreement on October 3, 2011.  We have also started to develop a concept of our first software application. We have not generated or realized any revenues from our business operations yet.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated any revenues and no revenues are anticipated until we implement our business plan and execute our first service agreement. We are not raising any money in this offering. Our only sources for cash at this time are investments by shareholders in our company and cash advances from our sole director Andro Gvichiya.

There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations is as follows:

October 2011 – December 2011: Application Concept Development. No material cost.

During this period we plan to research existing market of mobile application s similar to ours in restaurant and food delivery business. We will find out weak and strong points of these applications. According to our research we plan to develop a concept of our first mobile application software. We will try to eliminate the week sides and add new features and create improved design. Our sole officer and director will perform the concept development.

December 2011 – February 2012: Set up Office. Estimated cost $4,000.

By February of 2011, we plan to set up office in and acquire the necessary equipment to begin operations and application writing. We believe that it will cost at least $4,000 to set up office and obtain the necessary equipment to begin operations. Our sole officer and director will handle our administrative duties. We will need an Intel-based Mac computer for developing our applications, as well as a test device, an iPhone.

Minimum office requirements:

    Mac computer            $  2,000

     iPhone                       $  600

     Print/Scan/Fax          $  700

     Phone                        $  100

     Furnishings               $  300

     Misc                          $  300

February 2012: Join the Apple Developer Program. Cost: $100.

As soon as our office is established and the necessary equipment is purchased we will register to Apple Developer Program which offers a complete set of technical resources, support, and access to pre-release software — providing developers with everything they need to create applications for iPod, iPhone and iPad.

March 2012-June 2012: Hire Designer and Application Software Writer. Estimated Cost $7,000.

During this period we intend to begin our recruitment of software writer and developer. We will try to find someone who has experience designing for mobile devices as they may have some good feedback and suggested improvements for your sketches.

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June 2012-July 2012: Testing Our Mobile Application. No material costs.

Testing is a technique to uncover the hidden bugs in the application developed on mobile platform. Mobile Application Testing is a one of the most important part of mobile application development life cycle. Mobile application development is a very miscellaneous process and hence the possibility of errors in the coding cannot be ignored. It is a challenging process as it involves testing of applications across different handsets, carriers, languages and locations. Our sole officer and director will be responsible for the testing.

Before submitting our application to Apple Store we must ensure that it works correctly on real devise. We will test it on our iPhone. The steps we need to take in order to test our application on a real device are the following:

- Sign up for Apple Developer Program which will be done by this time

- Obtain an iPhone Development Certificate

- Create application ID

- Generate a Provisioning profile

- Download the generated Provisioning profile onto our Mac

- Install the Provisioning profile onto our connected iPhone

- Download and install the development certificate onto our iPhone

- Deploy our application onto your iPhone

- Test the application

June 2012-August 2012: Submit Our Application To Apple Store. No material costs.

Applications are subject to approval by Apple, for basic reliability testing and other analysis. During this period we will:

• Create your Certificates

• Define your App ID’s

• Create your Distribution Provisioning Profile

• Compile the application

• Upload to iTunes Connect (Only in the event that Apple approves our application).

August 2012-October 2012: Develop Our Website and Commence Marketing Campaign. Estimated cost $7,000.

Our marketing efforts will be directed at both, restaurants and end-users. We will identify the restaurants through internet search and business directories such as Yellow Pages. As iOS devices share is significant in the market we intend to market our product to general public. We project to begin development of the website during this period. This should become and extremely important tool for the marketing. The website will be set up to begin promoting the software and outlining its benefits. Our director, Mr. Gvichiya will be in charge of registering our web domain. The website development costs, including site design and implementation will be approximately $2,000. Updating and improving our website will continue throughout the lifetime of our operations.

We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls. We also expect to get new clients from Internet, social networking and "word of mouth" advertising. We also plan to attend shows and exhibitions in software development industry. We intend to spend about $5,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

Marketing costs	$5,000
Website development costs	$2,000
Apple Developer Program	$100
Commissions of the designer and application software writer	$7,000
Estimated cost of this offering	$6,000
Office Set Up	$4,000
Consulting fees	$1,000
Costs associated with being a publicly reporting company	$8,000
Total	$33,100

Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future. Andro Gvichiya, our sole officer and director, has agreed to loan the Company funds to meet our obligations and complete our 12-months business plan. However, Mr. Gvichiya has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company. We also anticipate that additional funding can be raised from the sale of additional common stocks and by way of a private debt.

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Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.

We anticipate that additional funding will be from the sale of additional common stock.  We may seek to obtain short-term loans from our director as well, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.  If we are unable to raise the required financing, our operations could be materially adversely affected and we could be forced to cease operations.

Results of Operations for Period Ending September 30, 2011

Since our inception on May 2, 2011 to September 30, 2011, we incurred net loss of $818. These operating expenses were comprised of $314 for bank charges, $504 is for an incorporation service fee.  As of September 30, 2011, we had cash of $22,661 in our bank accounts. However, we anticipate that we will incur substantial losses over the next 12 months.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, or information statements and other information with the Securities and Exchange Commission. We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 under the Securities Act of 1933 with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.     For further information with respect to common stock offered hereby, reference is made to our registration statement and each exhibit attached to it. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

25 | Page

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Director:
Name of Director	Age
Andro Gvichiya	26

Executive Officers:
Name of Officer	Age	Office
Andro Gvichiya	26	President, Chief Executive Officer, Treasurer, Chief Financial Officer and Chief Accounting Officer, Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of our Sole Officer and Director for the past five years.

Mr. Gvichiya has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on May 2, 2011.  Mr. Gvichiya owns 57.92% of the outstanding shares of our common stock.  As such, it was unilaterally decided that Mr. Gvichiya was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. This decision did not in any manner relate to Mr. Gvichiya’s previous employments. Mr. Gvichiya graduated with a Bachelor degree in Computer Science from Irkutsk State Technical University in 2007. Since graduation Mr. Gvichiya has been owner/operator of “Next”, a computer club. The club has 50 computers with high-speed internet connection. People come to “Next” read and send emails, browse the Internet, work with documents, upload and download files, but most of the clients come to play video games. “Next” is also involved in organizing video games competitions. Andro Gvichiya is Next’s CEO. His responsibilities are to carry out the everyday operations, strategic plans and policies of the company, general and administrative duties; financial, tax and risk management. Mr. Gvichiya intends to devote approximately 15 hours a week to planning and organizing activities of Licont, Corp.

During the past ten years, Mr. Gvichiya has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Gvichiya was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

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     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Gvichiya’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Significant Employees

We have no significant employees other than our Sole Officers and Director.

Audit Committee Financial Expert

We do not have an audit committee financial expert.  We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Andro Gvichiya, our President will be devoting approximately15 hours a week to our operations. Because Mr. Gvichiya will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him.  As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our sole executive officer by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on May 2, 2011 to September 30, 2011 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andro Gvichiya President, CEO, CFO, Treasurer, Chief Accounting Officer, sole director and Secretary	2011	None	None	None	None	None	None	None	None

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Stock Option Grants

We have not granted any stock options to our sole executive officer since our inception.

Consulting Agreements

We do not have an employment or consulting agreement with our Sole Officer and Director.  We do not pay him for acting as a director or officer.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Mr. Gvichiya directly owns his shares.

Title of	Name and address	Amount of beneficial	Percent
Class	of beneficial owner	ownership	of class
Common	Andro Gvichiya	1,500,000	57.92%
Stock	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Chief Accounting Officer, Sole Director and Secretary

	Gundelsheimer str. 44, Stuttgart, Germany 70437
Common	Officer and Director as a	1,500,000	57.92%
Stock	group that consists of one person	shares

The percent of class is based on 2,590,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, except as indicated:

• Any of our directors or officers;

• Any person proposed as a nominee for election as a director;

• Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

• Any relative or spouse of any of the foregoing persons who has the same house as such person;

• Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

On May 2, 2011 Mr. Andro Gvichiya  advanced funds to us in the amount of $179.  There is no due date for the repayment of the funds advanced by Mr. Gvichiya.  Mr. Gvichiya will be repaid from revenues of operations if and when we generate revenues to repay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Gvichiya does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Gvichiya or the repayment of the funds to Mr. Gvichiya. The entire transaction was oral. We do not pay rent to Mr. Gvichiya in connection with our use of his office space and there is no agreement to pay any rent in the future.

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On May 27, 2011 we issued a total of 1,500,000  shares of restricted common stock to Mr. Gvichiya for total cash proceeds of $1,500.

Disclosure of Commission Position Of Indemnification for
Securities Act of 1933 Liabilities

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

FINANCIAL STATEMENTS

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period from inception (May 2, 2011) to September 30, 2011

	a.	Balance Sheet;
	b.	Statement of Operations;
	c.	Statement of Cash Flows;
	d.	Statement of Stockholders' Equity; and
	e.	Notes to Financial Statements

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THOMAS J. HARRIS

CERTIFIED PUBLIC ACCOUNTANT

3901 STONE WAY N., SUITE 202

SEATTLE, WA  98103

206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Licont, Corp.

I have audited the accompanying balance sheets of  Licont, Corp.(A Development Stage Company) as of September 30, 2011, and the related statements of operations, stockholders’ equity and cash flows for the period then ended, and the period May 2, 2011(inception) to September 30, 2011.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Licont, Corp.(A Development Stage Company) as of September 30, 2011 and the results of its operations and cash flows for the period then ended and May 2, 2011(inception), to September 30, 2011 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note #2 to the financial statements, the Company has had no operations and has no established source of revenue.  This raises substantial doubt about its ability to continue as a going concern.  Management’s plan in regard to these matters is also described in Note # 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Seattle, Washington

October 13, 2011

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LICONT, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
SEPTEMBER 30, 2011
ASSETS
Current Assets
Cash	$ 22,661
Total Current Assets	22,661
TOTAL ASSETS	$ 22,661
LIABILITIES
Loans from Shareholders	179
TOTAL LIABILITIES	179
STOCKHOLDER’S EQUITY
Common stock, par value $0.001; 75,000,000 shares authorized, 2,590,000 shares issued and outstanding	2,590
Additional paid-in capital	20,710
Deficit accumulated during the development stage	(818)
TOTAL STOCKHOLDER’S EQUITY	22,482
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$ 22,661

See accompanying notes to financial statements

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LICONT, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MAY 2, 2011 (INCEPTION) TO SEPTEMBER 30, 2011
REVENUE	$ 0
TOTAL REVENUE	0
EXPENSES
General & Administrative Expenses	$ 818
TOTAL EXPENSES	818
NET LOSS FROM OPERATIONS	(181)
PROVISION FOR INCOME TAXES	0
NET LOSS	$ (818)
NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	1,511,349

See accompanying notes to financial statements

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LICONT, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM MAY 2, 2011 (INCEPTION) TO SEPTEMBER 30, 2011
	Common Stock		Additional paid-in-capital	Deficit Accumulated during the Development	Total Stockholder’s
	Shares	Par Value		Stage	Equity
Balance at Inception on May 2, 2011	-	$ -	$ -	$ -	$ -
Shares sold at $0.001 per share	1,500,000	1,500	-		1,500
Shares sold at $0.02 per share	1,090,000	1,090	20,710		21,800
Net loss for the period ended September 30, 2011	-	-		(818)	(818)
Balance, September 30, 2011	2,590,000	$ 2,590	$ 20,710	$ (818)	$ 22,482

See accompanying notes to financial statements

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LICONT, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MAY 2, 2011 (INCEPTION) TO SEPTEMBER 30, 2011
Cash Flows from Operating Activities
Net Income (Loss)	$ (818)
Net Cash (used in) Operating Activities	(818)
Cash Flows from Financing Activities
Loans from Shareholders	179
Sale of Common Shares	23,300
Net Cash provided by Financing Activities	23,479
Increase (Decrease) in Cash and Cash Equivalents	22,661
Cash and Cash Equivalents at Beginning of Period	0
Cash and Cash Equivalents at End of Period	$ 22,661
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 0
Income taxes paid	$ 0

See accompanying notes to financial statements

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LICONT, CORP.

(A Development Stage Company)

Notes to Financial Statements

September 30, 2011

NOTE 1- ORGANIZATION AND BUSINESS OPERATIONS

Licont, Corp. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on May 2, 2011.  The Company is in the development stage as defined under Accounting Codification Standard, Development Stage Entities (“ASC-915”). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception on May 2, 2011 through September 30, 2011 the Company has accumulated losses of $818.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $818 as of September 30, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company anticipates that the minimum additional capital necessary to fund our planned operations for the 12-month period will be approximately $10,500 and will be needed for general administrative expenses, business development, marketing costs and costs associated with being a publicly reporting company. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock. Andro Gvichiya, our sole officer and director, has agreed to loan the Company funds to meet our obligations and complete our 12-months business plan. These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.  In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. The Company's bank accounts are deposited in insured institutions.  The funds are insured up to $250,000.  At September 30, 2011 the Company's bank deposits did not exceed the insured amounts.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the  United States of America requires management to make estimates and assumptions that affect the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at the date of the  financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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LICONT, CORP.

(A Development Stage Company)

Notes to Financial Statements

September 30, 2011

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments

The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Income Taxes

Income taxes are accounted for under the assets and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets and liabilities are measured using enacted tax rates  in effect for the year in which  those  temporary differences are expected to be recovered or settled.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Basic and Diluted Net Loss per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are the same.

Fiscal Periods

The Company's fiscal year end is September 30.

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LICONT, CORP.

(A Development Stage Company)

Notes to Financial Statements

September 30, 2011

NOTE 4 - STOCKHOLDER’S EQUITY

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share. On May 27, 2011 the Company issued 1,500,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $1,500. For the period from June 27, 2011 to September 22, 2011 the Company issued 1,090,000 shares of common stock at a price of $0.02 per share for total cash proceeds of $21,800.

For the period from May 2, 2011(Inception) to September 30, 20 11 the Company issued 2,590,000 shares of common stock for total cash proceeds of $23,300.

As of September 30, 2011 the Company had 2,590,000 shares of common stock issued and outstanding.

NOTE 5 - RELATED PARTY TRANSACTONS

On May 27, 2011, a Director purchased 1,500,000 shares of common stock at a price of $0.001 per share for cash of $1,500.

The Director loaned $179 to the Company to pay for business expenses relating incorporation fees. This loan is non-interest bearing, due upon demand and unsecured.

NOTE 6- INCOME TAXES

As of September 30, 2011, the Company had net operating loss carry forwards of $818 that may be available to reduce future years’ taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

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SUBJECT TO COMPLETION, DATED _____________, 2011

PROSPECTUS

LICONT, CORP.

1,090,000 SHARES

COMMON STOCK

Dealer Prospectus Delivery Obligation

Until ________________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II.  Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$6.25
Transfer Agent Fees	1,000
Auditors’ fees	2,500
Legal fees and expenses	2,000
Edgar filing fees	500

Total	$6,006.25

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

Indemnification of Directors and Officers

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.  Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred.

Licont, Corp.’s Bylaws allow for the indemnification of its officers and/or directors in regards to each such person carrying out the duties of his or her office. The Board of Directors will make a determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Licont, Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

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Recent Sales of Unregistered Securities

We issued 1,500,000 shares of our common stock to Mr. Gvichiya on May 27, 2011, who has been our President, Chief Executive Officer, Treasurer, and our Sole Director since our inception on May 2, 2011.  He acquired these 1,500,000 shares at a price of $0.001 per share for total proceeds to us of $1,500.00.   This issuance of securities was exempt from registration due to the exemption found in Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933. This sale was an offshore transaction since all of the offerees were not in the United States and the sole purchaser was outside the United States at the time of the purchase. Moreover, there were no directed selling efforts, as defined in Regulation S, of any kind made in the Untied States neither by us nor by any affiliate or any person acting on our behalf in connection with any of these offerings. All offering materials and documents used in connection with the offers and sales of the securities included statements to the effect that the securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Act or an exemption therefrom is available and that hedging transactions involving those securities may not be conducted unless in compliance with the Act. Each purchaser under Regulation S certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption there from and we are required to refuse to register any transfer that does not comply with such requirements. ..

As of September 30, 2011 Mr. Gvichiya had 1,500,000 restricted shares of common stock of Licont, Corp.

We completed an offering of 1,090,000 shares of our common stock at a price of $0.02 per share to the following 26 purchasers on September 22, 2011:

Name Of Selling Shareholder	Number of Shares
VARDAN BESALJAN	40,000
DAVID RICARDO BARBERI RIOS	35,000
ASKHAT ZHAILAUBEK	35,000
RENATO IVAN RIVERA LEON	40,000
JOSE ADRIAN RUMBEA SAULEO	45,000
LIDIA ARAVISKAYA	45,000
FAINA MALCEVA	35,000
ZVARD SOGOMONOVA	45,000
ELIZAVETA PUTYATINA	45,000
LUIS RAMIRO CHIMBORAZO TOAPANTA	40,000
NURLAN KOSMAMBETOV	35,000
HOMERO GIOVANNI PENAHERRERA ZAVALA	40,000
EDDY ANTONIO JUMA	40,000
ISABEL CELINA LEON DELGADO	35,000
ADRIAN DARIO RIVERA TCHERNIKOV	35,000
GLORIA PAMELA NOBOA MARIN	45,000
ALEXANDER DONDIKOV	45,000
ADRIANA VALERIA SAULEO CARDENAS	45,000
ALEXANDER GAVRILOV	45,000
YURIY STEPANOV	40,000
VIKTOR DONDIKOV	50,000
INNA BELIKOVA	50,000
IGOR ZHOKHOV	50,000
DARIA VISHNYAKOVA	40,000
NATALIYA STOKOLOS	50,000
OLEKSANDRA LYASHKO	40,000

The total amount received from this offering was $21,800. We completed this offering pursuant to Rule 903(b)(3) Regulation S of the Securities Act, where each offeree and purchaser was a” non-US Person,” as defined under SEC Rule 902,in transactions offshore of the US, where no directed selling efforts were made in the US and offering restrictions were implemented.

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Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of W. Scott Lawler, with consent to use
10.1	Consulting Agreement, signed on October 3, 2011 *
23.1	Consent of Thomas J. Harris, CPA
99.1	Subscription Agreement
*Previously filed

Undertakings:

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Stuttgart, Germany, on December 1 , 2011.

Licont, Corp.

By:/s/ Andro Gvichiya
Andro Gvichiya

President, Chief Executive Officer,
Treasurer, Chief Accounting Officer, Chief Financial Officer, Sole Director and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Andro Gvichiya	President, Chief Executive	December 1 , 2011
Officer, Treasurer,
Andro Gvichiya	Chief Accounting Officer,
Chief Financial Officer
sole Director and Secretary

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Exhibit
Number	Description

3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of W. Scott Lawler Corporation, with consent to use
10.1	Consulting Agreement, signed on October 3, 2011 *
23.1	Consent of Thomas J. Harris, CPA
99.1	Subscription Agreement
*Previously filed

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